AMENDMENT NO. 1
TO CREDIT AGREEMENT
AMENDMENT NO. 1 TO CREDIT AGREEMENT, dated as of June 29, 2016 (this “Amendment”), entered into by and among MICROSEMI CORPORATION, a Delaware corporation (the “Borrower”), the undersigned Subsidiary Guarantors, MORGAN STANLEY SENIOR FUNDING, INC., as administrative agent (in such capacity, the “Administrative Agent”), the undersigned Term B Lenders (the “Repricing Lenders”) and the undersigned Lenders.
PRELIMINARY STATEMENTS:
WHEREAS, the Borrower, the several banks and other financial institutions or entities party thereto as lenders, the Administrative Agent and Morgan Stanley Senior Funding, Inc., as collateral agent (in such capacity, the “Collateral Agent”) entered into that certain Credit Agreement, dated as of January 15, 2016 (as amended, amended and restated, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”; capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Credit Agreement);

WHEREAS, the Borrower desires to amend the Credit Agreement to decrease the Applicable Margin in respect of Term B Loans and to permit certain assignments of the Term A Loans by the Borrower, and to make certain other amendments as may be agreed by the Borrower, the Term B Lenders constituting the Majority Facility Lenders, and Lenders constituting the Required Lenders, party hereto and the Administrative Agent;

WHEREAS, the Borrower, the undersigned Term B Lenders constituting the Majority Facility Lenders, the undersigned Lenders constituting the Required Lenders, and the Administrative Agent have agreed to amend the Credit Agreement as hereinafter set forth;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto hereby agree as follows:

Initial Amendments to Credit Agreement. The Credit Agreement is, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 4, hereby amended as follows:
(a)    Section 1.1 of the Credit Agreement shall be amended by adding the following new definitions thereto in proper alphabetical order:
“Amendment No. 1”: that certain Amendment No. 1 to Credit Agreement, dated as of June 29, 2016, among the Borrower, the Subsidiary Guarantors, the Administrative Agent and the Lenders party thereto.

“Amendment No. 1 Effective Date”: the date on which all of the conditions contained in Section 4 of Amendment No. 1 have been satisfied or waived by the Administrative Agent.

“building”: as defined in Section 7.9(b).

“Cayman Borrower”: as defined in Section 11.6(l).

“Flood Hazard Property”: as defined in Section 7.9(b).

“Flood Hazard Notice”: as defined in Section 7.9(b).

“Foreign Obligations”: as defined in Section 11.6(l).

“Foreign Replacement Facility”: as defined in Section 11.1.

(b)    Section 1.1 of the Credit Agreement is hereby amended by deleting the following definitions: “FEMA” and “Special Flood Hazard Area”.
(c)    Section 1.1 of the Credit Agreement is hereby amended by amending and restating the table set forth in the definition of “Applicable Margin” as follows:

	Eurodollar Loans	Base Rate Loans
Term A Loans, Revolving Loans and Swingline Loans	2.50%	1.50%
Term B Loans	3.00%	2%

(d)    Section 1.1 of the Credit Agreement is hereby amended by amending and restating the definition of “Repricing Event” in its entirety as follows:
“Repricing Event”: (i) any prepayment or repayment of Term B Loans, in whole or in part, with the proceeds of, or conversion of any portion of any tranche of Term B Loans into, any new or replacement tranche of syndicated term loans in the form of “term B” Loans under credit facilities bearing interest with an all-in yield less than the all-in yield applicable to such portion of the Term B Loans (as such comparative yields are determined in the reasonable judgment of the Administrative Agent consistent with generally accepted financial practices) and (ii) any amendment to the Term Loan B Facility which reduces the all-in yield applicable to the Term B Loans, but excluding, in any such case, any new or replacement syndicated term loans incurred in connection with a change of control, initial public offering or a transformative acquisition.
(e)    Clause (iii) of the first sentence of Section 2.4(a) of the Credit Agreement is hereby amended by replacing the text “pro forma effect to the incurrence of such additional amount” appearing therein with “pro forma effect to the incurrence of such additional amount and the use of proceeds thereof”.
(f)    Section 2.4(a) is hereby amended by inserting the following sentence immediately following the first sentence thereof:
“Notwithstanding anything in this Agreement to the contrary, any Incremental Term Loans the proceeds of which are used to repay Term Loans shall not utilize any portion of the Available Incremental Amount and shall not reduce the Available Incremental Amount.”
(g)    Section 2.4(b) is hereby amended by inserting the following as a new clause (iv) immediately after the existing clause (iii) thereof and renumbering the existing clause (iv):
“in the event a Mortgaged Property exists that is a Flood Hazard Property, the Borrower shall have re-complied with the flood insurance requirements set forth in Sections 7.5(c) and 7.9(b); and”

(h)    Section 2.6(b) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“The following shall be conditions precedent to the effectiveness of any Extension: (i) no Default or Event of Default shall have occurred and be continuing immediately prior to and immediately after giving effect to such Extension, (ii) each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of the date of such Extension (except to the extent made as of a specific date, in which case such representation and warranty shall be true and correct in all material respects on and as of such specific date), (iii) the Issuing Lenders and the Swingline Lender shall have consented to any Extension of the Revolving Commitments, to the extent that such Extension provides for the issuance or extension of Letters of Credit or making of Swingline Loans at any time during the extended period; (iv) the terms of such Extended Revolving Commitments and Extended Term Loans shall comply with paragraph (c) of this Section and (v) in the event a Mortgaged Property exists that is a Flood Hazard Property, the Borrower shall have re-complied with the flood insurance requirements set forth in Sections 7.5(c) and 7.9(b) as required by any Lender agreeing to the Extension.”

(i)    The portion of Section 4.1(b) of the Credit Agreement that precedes clause (i) thereof is hereby amended and restated in its entirety to read as follows:

“Notwithstanding the foregoing, in the event that, on or prior to the date which is six months after the Amendment No. 1 Effective Date”
(j)    Section 5 of the Credit Agreement is hereby amended by adding the following new Section 5.26 immediately after the existing Section 5.25 thereof:
“5.26 Real Property. All factual information (taken as a whole) furnished by or on behalf of the Borrower and any of its Restricted Subsidiaries in writing to the Administrative Agent for purposes of or in connection with the real property listed on Schedule 5.19(b) or any other real property first acquired by the Borrower or any of its Restricted Subsidiaries after the Closing Date and which is required to become a Mortgaged Property pursuant to Section 7.9 is true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not materially misleading at such time in light of the circumstances under which such information was provided.”

(k)    Section 7.5 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“(a) Keep all material Property useful and necessary in its business in good working order and condition, ordinary wear and tear and obsolescence excepted, (b) maintain insurance with financially sound and reputable insurance companies (i) on all its Property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business and (ii) required pursuant to the Security Documents and (c) if at any time any Mortgaged Property is a Flood Hazard Property, the Borrower or the relevant Credit Party, as applicable, shall keep and maintain at all times flood insurance on terms and in an amount sufficient to comply with the rules and regulations promulgated under the National Flood Insurance Act of 1968 and Flood Disaster Protection Act of 1973, each as amended from time to time, provided that in the case of a Mortgaged Property listed on Schedule 5.19(b) that is a Flood Hazard Property or any real property that is acquired after the Closing Date that is a Flood Hazard Property, any evidence of the flood insurance required to be maintained under this Section 7.5(c) shall be delivered to the Collateral Agent prior to the effective date of the Mortgage in respect of such Flood Hazard Property and such evidence of flood insurance shall be subject to the reasonable approval of the Collateral Agent. The Borrower will furnish to the Administrative Agent, upon request, information in reasonable detail as to the insurance so maintained.”

(l)    Section 7.9(b) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“With respect to any fee interest in any real property having a value (together with improvements thereof) of at least $10,000,000 acquired after the Closing Date by any Loan Party (other than (x) any such real property subject to a Lien expressly permitted by Section 8.3(g) and (y) real property acquired by any Immaterial Subsidiary, Foreign Subsidiary or Unrestricted Subsidiary), promptly (i) subject to clauses (iv) and (v) below, execute and deliver a first priority Mortgage subject to Liens permitted under Section 8.3 hereof, in favor of the Collateral Agent, for the benefit of the Secured Parties, covering such real property, (ii) if requested by the Collateral Agent, provide the Secured Parties with (x) title and extended coverage insurance covering such real property in an amount at least equal to the purchase price of such real property (or such other amount as shall be reasonably acceptable to the Collateral Agent, provided that in jurisdictions that impose mortgage recording taxes, the Security Documents shall not secure indebtedness in an amount exceeding 120% of the fair market value of the Mortgaged Property, as reasonably determined in good faith by the Loan Parties and reasonably acceptable to Collateral Agent), as well as a current ALTA survey thereof, together with a surveyor’s certificate and (y) any consents or estoppels deemed necessary or reasonably advisable by the Collateral Agent in connection with such Mortgage, each of the foregoing in form and substance reasonably satisfactory to the Administrative Agent, (iii) if requested by the Collateral Agent, deliver to the Collateral Agent legal opinions relating to the matters described above, which opinions shall be in customary form and substance and from counsel reasonably satisfactory to the Collateral Agent, (iv) prior to the date of delivery of any Mortgage, (x) the Collateral Agent shall have obtained a “Life-of-Loan” Federal Emergency Management Agency Standard Flood Hazard Determination with respect to each parcel of Mortgaged Property covered by such Mortgage, and (y) in the event any portion of a Mortgaged Property includes a structure with at least two walls and a roof or a building in the course of construction (each, a “building”) and, as shown in the related flood hazard determination, such building is located in a special flood hazard area (a “Flood Hazard Property”), then (A) the Collateral Agent shall deliver to the Borrower a notice about special flood hazard area status and flood disaster assistance (a “Flood Hazard Notice”), and (B) the Borrower or the relevant Credit Party, as applicable, shall deliver to the Collateral Agent (1) a duly executed Flood Hazard Notice and (2) evidence of flood insurance required by Section 7.5(c), and (v) the Borrower shall provide not less than 45 days’ prior written notice to the Collateral Agent (which shall in turn promptly notify the Secured Parties) of any proposed execution and delivery of a Mortgage and, with respect to a Flood Hazard Property, shall have obtained confirmation from each Secured Party that such Secured Party’s flood due diligence and flood insurance requirements have been met (such confirmation shall be deemed to have been given by a Secured Party if such Secured Party does not notify the Collateral Agent within ten days’ of receiving such notice that such Secured Party’s requirements are not met or that Secured Party is still determining whether such requirements have been met), and the Borrower may engage directly with each Secured Party in order to provide information necessary for such Secured Party to conduct its flood due diligence and flood insurance compliance procedures.”

(m)    Section 8.2(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“Indebtedness of (i) any Loan Party pursuant to any Loan Document, the Senior Notes and the Senior Notes Indenture (including any Permitted Refinancing thereof), any Replacement Facility (other than a Foreign Replacement Facility) or any Incremental Equivalent Debt and (ii) any Loan Party and any Foreign Subsidiary pursuant to any Foreign Replacement Facility in accordance with the provisions of Section 11.1 relating to Foreign Replacement Facilities;”

(n)    Clause (iv) of Section 8.2(b) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“subject to Section 8.7(f) (to the extent applicable) or Section 8.7(u) (to the extent applicable), any Restricted Subsidiary that is not a Loan Party owed to a Loan Party;”
(o)    Section 8.5(e) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“The Borrower or any Restricted Subsidiary of the Borrower may Dispose of any assets to the Borrower or any Subsidiary Guarantor or, subject to Section 8.7(f) (to the extent applicable) or Section 8.7(u) (to the extent applicable), any other Restricted Subsidiary, and any Restricted Subsidiary that is not a Subsidiary Guarantor may Dispose of any assets, or issue or sell Capital Stock, to any other Restricted Subsidiary that is not a Subsidiary Guarantor;”
(p)    Section 8.7(u) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“Investments and related transactions, including Dispositions and the incurrence of intercompany Indebtedness, in connection with internal reorganizations and/or restructurings and related activities related to tax planning and reorganizations, restructurings and related activities which do not, individually or in the aggregate, materially detract from the value of the Collateral or adversely affect in any material respect the rights of the Secured Parties in respect of the Collateral or which facilitate the repatriation of cash to the Borrower or any Domestic Subsidiaries;”
(q)    Section 10.11 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“Each Lender agrees that it shall not take or institute any actions or proceedings, judicial or otherwise, for any right or remedy against any Loan Party or any other obligor under any of the Loan Documents (including the exercise of any right of setoff, rights on account of any banker’s lien or similar claim or other rights of self-help), or institute any actions or proceeds, or otherwise commence any remedial procedures, with respect to any Collateral or any other property of any such Loan Party, without the prior written consent of the Administrative Agent. Each Lender agrees that it shall not take or institute any actions or proceedings, judicial or otherwise, for any right or remedy for recovery, sale or other disposition of any Collateral, against any Loan Party or any other obligor under any of the Specified Hedge Agreements or the Specified Cash Management Agreements without the prior written consent of the Administrative Agent.”
(r)    Section 10.13(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Lender and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Issuing Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the Issuing Lenders and the Administrative Agent under Sections 2.7, 3.5, 3.10 and 11.5 or otherwise) allowed in such judicial proceeding; provided, that the foregoing shall not prohibit any Qualified Counterparty from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Laws.”
(s)    The second full paragraph following clause (xv) of Section 11.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“In addition, notwithstanding the foregoing, this Agreement may be amended with the written consent of the Administrative Agent (not to be unreasonably withheld, delayed or conditioned), the Borrower and the Lenders or other Persons providing the relevant Replacement Facility (as defined below) to permit the refinancing of all or any portion of (i) the outstanding Term Loans (“Refinanced Term Loans”) with (A) a replacement term loan tranche which may take the form of a separate term loan facility (“Refinancing Term Loans”), which may be pari passu in right of payment and security with the Loans or, subject to Section 8.2(p), may be incurred in the form of Junior Indebtedness, or, in the case of a Foreign Replacement Facility (as hereinafter defined), may be secured in the manner described in the proviso of this paragraph, or (B) one or more series of senior notes (“Refinancing Notes”), which Refinancing Notes may be secured by the Collateral on a pari passu basis or in the form of Second Lien Indebtedness, or unsecured or (ii) the outstanding Revolving Loans and Revolving Commitments (such refinanced Revolving Loans and Revolving Commitments, together with any Refinanced Term Loans, Refinancing Notes, each a “Refinanced Facility” and, collectively, the “Refinanced Facilities”) with Refinancing Term Loans or a replacement revolving loan tranche (such replacement revolving loan tranche, together with any Refinancing Term Loans or Refinancing Notes, each a “Replacement Facility” and, collectively, the “Replacement Facilities”); provided that (a) the aggregate principal amount of such Replacement Facilities shall not exceed the aggregate principal amount of such Refinanced Facilities plus accrued interest, fees and expenses related thereto, (b) the maturity date for such Replacement Facilities shall not be earlier than the maturity date for the corresponding Refinanced Facilities, (c) the weighted average life to maturity of such Replacement Facilities shall not be shorter than the weighted average life to maturity of such Refinanced Facilities at the time of such refinancing (except to the extent of nominal amortization for periods where amortization has been eliminated as a result of prepayment of any applicable Term Loans), (d) such Replacement Facility shall not be guaranteed by any Person other than the Loan Parties and shall not be secured by any property other than the Collateral; provided that, notwithstanding anything herein to the contrary, a Replacement Facility (any such facility, a “Foreign Replacement Facility”) may be incurred by a foreign subsidiary, as borrower, in connection with a transaction of the type referred to in Section 8.7(u), and such facility may be (1) guaranteed by any of the Loan Parties and secured by the Collateral pledged by any such Loan Parties subject to intercreditor arrangements reasonably satisfactory to the Administrative Agent and the Collateral Agent (which if also guaranteed by Foreign Subsidiaries which are not Loan Parties and/or secured by property of Foreign Subsidiaries which are not Loan Parties will include provisions whereby the obligations under the Loan Documents share ratably in any proceeds or money received in respect of the enforcement of such guarantees and/or such security arrangements), (2) guaranteed by the Borrower and/or Foreign Subsidiaries which are not Loan Parties subject to sharing arrangements reasonably satisfactory to the Administrative Agent and the Collateral Agent to the extent that the Borrower is a Guarantor of such Foreign Replacement Facility, and/or (3) secured by property of any Foreign Subsidiaries (including any Foreign Subsidiary that is a borrower under a Foreign Replacement Facility) pledged  by such Foreign Subsidiaries, and (e) subject to clause (d), all other terms applicable to such Replacement Facilities (other than pricing and optional prepayment or redemption terms) shall be substantially identical to, or not materially more favorable (taken as a whole) to the Lenders or other Persons providing such Replacement Facility than, those applicable to the applicable Refinanced Facility, except to the extent necessary to provide for covenants and other terms applicable to any period after the latest final maturity of the Loans in effect immediately prior to such refinancing or, in the case of a Foreign Replacement Facility, to provide for customary covenants relating to the provision of guarantees and security by any Foreign Subsidiary and covenants specific to any Foreign Subsidiary.”

(t)    The fourth full paragraph following clause (xv) of Section 11.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“Notwithstanding the foregoing, this Agreement and the other Loan Documents may be amended (or amended and restated), modified or supplemented with the written consent of the Administrative Agent and the Borrower (a) to cure any ambiguity, omission, defect or inconsistency, so long as such amendment, modification or supplement does not adversely affect the rights of any Lender or the Issuing Lender, (b) to add one or more additional credit facilities with respect to Incremental Term Loans to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loans, as applicable, and the accrued interest and fees in respect thereof, (c) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders and Majority Facility Lenders; provided, that the conditions set forth in Section 2.4 are satisfied, and (d) to permit the extensions of credit from time to time outstanding under any Incremental Equivalent Debt or Replacement Facility permitted to be incurred hereunder to share ratably in the benefits of Section 4.2 with the Term Loans to the extent applicable taking into account the obligors and scope and lien priority of the collateral securing such Replacement Facility as compared to the Term Loans as reasonably determined by the Administrative Agent in consultation with the Borrower.”

(u)    That portion of clause (i) of Section 11.14(a) of the Credit Agreement preceding the proviso is hereby amended and restated in its entirety to read as follows:
“to the extent necessary to permit consummation of any transaction not prohibited by any Loan Document (including, without limitation, the release of any Subsidiary Guarantor for its obligations if such Person ceases to be a Subsidiary, or ceases or will cease to be a Subsidiary who is required to be a Guarantor, as a result of a transaction permitted hereunder, including a transaction permitted pursuant to Section 8.7(u)), that is otherwise permitted by the Loan Documents or that has been consented to in accordance with Section 11.1;”
Other Amendments to Credit Agreement. Each Lender agrees to amend Section 11.6 of the Credit Agreement by adding a new clause (l) to read as follows:
“Notwithstanding anything in this Agreement (including Sections 11.2 and 11.6 hereof) or the other Loan Documents to the contrary, on or after the Amendment No. 1 Effective Date, the Borrower may assign all or a portion of the outstanding Term A Loans and its Obligations related thereto (any such assigned Term A Loans and related Obligations, the “Foreign Obligations”) to a wholly-owned direct or indirect Subsidiary of the Borrower organized under the laws of the Cayman Islands (the “Cayman Borrower”), subject to receipt of customary legal opinions, organizational documents, resolutions and other appropriate corporate documentation as Administrative Agent may reasonably request, and subject to satisfaction of applicable “know your customer” requirements as reasonably requested by the applicable Term A Lenders. This Agreement and the other Loan Documents may be amended (or amended and restated), modified or supplemented with the written consent of the Administrative Agent and the Borrower to permit or effect such assignment and to make certain other related changes as the Administrative Agent may deem necessary or advisable in connection therewith. The Administrative Agent and Collateral Agent are hereby authorized to enter into any additional collateral documents related to any grant of security interest by the Cayman Borrower to secure the Foreign Obligations subject to sharing arrangements reasonably satisfactory to the Administrative Agent and Collateral Agent.”
Reference to and Effect on the Loan DocumentsSECTION 4.
(a)    On and after the Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the “Credit Agreement”, shall mean and be a reference to the Credit Agreement, as amended by this Amendment.
(b)    The Credit Agreement, as specifically amended by this Amendment, and the other Loan Documents are, and shall continue to be, in full force and effect, and are hereby in all respects ratified and confirmed.
(c)    Except as expressly provided herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under the Credit Agreement or any other Loan Document, nor shall it constitute a waiver of any provision of the Credit Agreement or any Loan Document.
(d)    The Borrower and each other Loan Party hereby (i) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each of the Loan Documents to which it is a party, (ii) ratifies and reaffirms each grant of a lien on, or security interest in, its property made pursuant to the Loan Documents (including, without limitation, the grant of security made by such Loan Party pursuant to the Guarantee and Collateral Agreement) and confirms that such liens and security interests continue to secure the Secured Obligations under the Loan Documents, including without limitation, all Secured Obligations resulting from or incurred pursuant to this Amendment, in each case subject to the terms thereof, and (iii) in the case of each Subsidiary Guarantor, ratifies and reaffirms its guaranty of the Guarantor Obligations (as defined in the Guarantee and Collateral Agreement) pursuant to the Guarantee and Collateral Agreement.
(e)    This Amendment shall be deemed a Loan Document for all purposes under the Credit Agreement.
Conditions to Effectiveness of Section 1 of the Amendment. Section 1 of this Amendment shall become effective as of the date on which the following conditions shall have been satisfied (or waived) (the “Effective Date”):
(a)    The Administrative Agent shall have received counterparts of this Amendment executed by the Borrower, the consenting Term B Lenders who constitute the Majority Facility Lenders and Lenders who constitute the Required Lenders;
(b)    After giving effect to this Amendment and the transactions contemplated hereby (i) each of the representations and warranties made by any Loan Party in or pursuant to the Loan

Documents shall be true and correct in all material respects on and as of the Effective Date as if made on and as of such date (except to the extent made as of a specific date, in which case such representation and warranty shall be true and correct in all material respects on and as of such specific date), (ii) no Default or Event of Default shall have occurred and be continuing or would result from the borrowings to be made on the Effective Date;
(c)    The Administrative Agent shall have received a legal opinion of O’Melveny & Myers LLP, counsel to the Loan Parties, addressed to the Administrative Agent and the Lenders and reasonably satisfactory to the Administrative Agent;
(d)    The Administrative Agent shall have received a certificate of the Borrower substantially in the form of Exhibit F to the Credit Agreement (with such modifications as necessary to make such certificate applicable to the transactions contemplated pursuant to this Amendment) with appropriate insertions and attachments including the certificate of incorporation of the Borrower certified by the relevant authority of the jurisdiction of organization of the Borrower;
(e)    The Administrative Agent shall have received a certificate of the secretary or an assistant secretary of the Borrower confirming compliance with the conditions precedent set forth in clause (b) of this Section 4;
(f)    The Administrative Agent shall have received an upfront fee for the account of each Repricing Lender in an amount equal to 0.50% of the aggregate principal amount of Term B Loans held by such Repricing Lender (after giving effect to any prepayments of the Term B Loans on or prior to the earlier of the Amendment No. 1 Effective Date and June 30, 2016); and
(g)    The Borrower shall have paid all reasonable and documented costs and expenses of the Administrative Agent in connection with this Amendment (including the reasonable and documented fees, disbursements and other charges of Shearman & Sterling LLP as counsel to the Administrative Agent).

Conditions to Effectiveness of Section 2 of the Amendment. Section 2 of this Amendment shall become effective on and as of the date on which the conditions described in Section 4 hereof shall have been satisfied (or waived) and all Lenders party to the Credit Agreement have delivered an executed counterpart of this Amendment to the Administrative Agent.
Representations and Warranties. The Borrower hereby represents and warrants to the Administrative Agent that:
(a)    on and as of the date hereof (i) it has all requisite corporate or other power and authority to enter into and perform its obligations under this Amendment, the Credit Agreement as amended hereby and the other Loan Documents to which it is a party, and (ii) this Amendment has been duly authorized, executed and delivered by it; and
(b)    this Amendment, and the Credit Agreement as amended hereby, constitute legal, valid and binding obligations of the Borrower, enforceable against it in accordance with their respective terms, subject only to any limitation under Laws relating to (i) bankruptcy, insolvency, reorganization, moratorium or creditors’ rights generally; and (ii) general equitable principles including the discretion that a court may exercise in the granting of equitable remedies.
Increasing Lenders. (a) If any Term B Lender declines or fails to consent to this Amendment by returning an executed counterpart of this Amendment to the Administrative Agent on, or prior to, 3:00 p.m., New York City time on June 14, 2016, then pursuant to and in compliance with the terms of Sections 11.1 and 11.6 of the Credit Agreement, such Term B Lender may be replaced and its commitments and/or obligations purchased and assumed by either a new term B lender (a “New Term B Lender”) or an existing Term B Lender which is willing to consent to this Amendment (an “Existing Term B Lender” and, together with any New Term B Lender, the “Increasing Term B Lenders”) upon execution of this Amendment (which will also be deemed to be the execution of an Assignment and Assumption Agreement substantially in the form of Exhibit A hereto).
(b)    If any Term A Lender declines or fails to consent to this Amendment by returning an executed counterpart of this Amendment to the Administrative Agent on, or prior to, 3:00 p.m., New York City time on June 22, 2016, then pursuant to and in compliance with the terms of Sections 11.1 and 11.6 of the Credit Agreement, such Term A Lender may be replaced and its commitments and/or obligations purchased and assumed by either a new term A lender (a “New Term A Lender”) or an existing Term A Lender which is willing to consent to this Amendment (an “Existing Term A Lender” and, together with any New Term A Lender, the “Increasing Term A Lenders”) upon execution of this Amendment (which will also be deemed to be the execution of an Assignment and Assumption Agreement substantially in the form of Exhibit A hereto).
(c)    If any Revolving Lender declines or fails to consent to this Amendment by returning an executed counterpart of this Amendment to the Administrative Agent on, or prior to, 3:00 p.m., New York City time on June 22, 2016, then pursuant to and in compliance with the terms of Sections 11.1 and 11.6 of the Credit Agreement, such Revolving Lender may be replaced and its commitments and/or obligations purchased and assumed by either a new revolving lender (a “New Revolving Lender”) or an existing Revolving Lender which is willing to consent to this Amendment (an “Existing Revolving Lender” and, together with any Revolving Lender, the “Increasing Revolving Lenders”) upon execution of this Amendment (which will also be deemed to be the execution of an Assignment and Assumption Agreement substantially in the form of Exhibit A hereto).

Costs and Expenses. The Borrower agrees that all reasonable out-of-pocket expenses incurred by the Administrative Agent in connection with the preparation, execution, delivery and administration, modification and amendment of this Amendment and the other instruments and documents to be delivered hereunder or in connection herewith (including, without limitation, the reasonable fees, charges and disbursements of counsel for the Administrative Agent (provided that such fees, charges and disbursements shall not include fees, charges and disbursements for more than one counsel plus one local counsel in each relevant jurisdiction)), are expenses that the Borrower is required to pay or reimburse pursuant to Section 11.5 of the Credit Agreement.
Execution in Counterparts. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Amendment by facsimile transmission or electronic mail (in “.pdf” or similar format) shall be effective as delivery of an original executed counterpart hereof.
GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
WAIVER OF RIGHT OF TRIAL BY JURY. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AMENDMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have caused this Amendment No. 1 to Credit Agreement to be executed by their respective authorized officers as of the date first above written.

MICROSEMI CORPORATION,
as Borrower

By:	/s/ John W. Hohener Name: John W. Hohener Title: Executive Vice President, Chief Financial Officer, Secretary and Treasurer

MICROSEMI CORP. - ANALOG MIXED SIGNAL GROUP,
as a Subsidiary Guarantor

By:	/s/ John W. Hohener Name: John W. Hohener Title: Vice President, Chief Financial Officer, Secretary and Treasurer

MICROSEMI CORP. - POWER MANAGEMENT GROUP,
as a Subsidiary Guarantor

By:	/s/ John W. Hohener Name: John W. Hohener Title: Vice President, Chief Financial Officer, Secretary and Treasurer

MICROSEMI CORP. - POWER PRODUCTS GROUP,
as a Subsidiary Guarantor

By:	/s/ John W. Hohener Name: John W. Hohener

[Microsemi - Amendment No. 1 to Credit Agreement]

Title: Chief Financial Officer and Secretary

MICROSEMI COMMUNICATIONS, INC.,
as a Subsidiary Guarantor

By:	/s/ John W. Hohener Name: John W. Hohener Title: Chief Financial Officer and Secretary

MICROSEMI CORP. - MASSACHUSETTS,
as a Subsidiary Guarantor

By:	/s/ John W. Hohener Name: John W. Hohener Title: Chief Financial Officer, Treasurer and Secretary

MICROSEMI SEMICONDUCTOR (U.S.) INC.,
as a Subsidiary Guarantor

By:	/s/ John W. Hohener Name: John W. Hohener Title: Chief Financial Officer and Corporate Secretary

MICROSEMI FREQUENCY AND TIME CORPORATION,
as a Subsidiary Guarantor

By:	/s/ John W. Hohener Name: John W. Hohener Title: Secretary

[Microsemi - Amendment No. 1 to Credit Agreement]

MICROSEMI STORAGE SOLUTIONS, INC.,
as a Subsidiary Guarantor

By:	/s/ John W. Hohener Name: John W. Hohener Title: Chief Financial Officer and Treasurer

MICROSEMI STORAGE SOLUTIONS (U.S.), INC.,
as a Subsidiary Guarantor

By:	/s/ John W. Hohener Name: John W. Hohener Title: Chief Financial Officer and Treasurer

MICROSEMI CORP. - RF POWER PRODUCTS,
as a Subsidiary Guarantor

By:	/s/ Steven G. Litchfield Name: Steven G. Litchfield Title: President, Chief Executive Officer, Chief Financial Officer and Secretary

MICROSEMI SOC CORP.,
as a Subsidiary Guarantor

By:	/s/ Esam Elashmawi Name: Esam Elashmawi Title: President, Chief Financial Officer and Secretary

[Microsemi - Amendment No. 1 to Credit Agreement]

WINTEGRA, INC.,
as a Subsidiary Guarantor

By:	/s/ Steven G. Litchfield Name: Steven G. Litchfield Title: Chief Financial Officer and Treasurer

[Microsemi - Amendment No. 1 to Credit Agreement]

MORGAN STANLEY SENIOR FUNDING, INC., as Administrative Agent

By:	/s/ Jonathon Rauen Name: Jonathon Rauen Title: Authorized Signatory

[Microsemi - Amendment No. 1 to Credit Agreement]

[ENTITY NAME],
as a [Term B Lender]

By:	_________________________________ Name: Title:

[Microsemi - Amendment No. 1 to Credit Agreement]

[ENTITY NAME],
as a [Term A Lender][and][Revolving Lender]

By:    ______________________________
Name:
Title:

[Microsemi - Amendment No. 1 to Credit Agreement]

EXHIBIT A

FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT
Reference is made to the Credit Agreement, dated as of January 15, 2016 (as amended, amended and restated, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”), among Microsemi Corporation, a Delaware corporation (the “Borrower”), Morgan Stanley Senior Funding, Inc., as collateral agent (in such capacity, and together with its successors and assigns in such capacity, the “Collateral Agent”), the Lenders from time to time party thereto and Morgan Stanley Senior Funding, Inc., as administrative agent (in such capacity, and together with its successors and assigns in such capacity, the “Administrative Agent”). Capitalized terms used herein that are not defined herein shall have the meanings given to them in the Credit Agreement.

1.    The Assignor identified on Schedule l hereto (the “Assignor”) and the Assignee identified on Schedule 1 hereto (the “Assignee”) agree as follows:
2.    The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Assignment Effective Date (as defined below), the interest described in Schedule 1 hereto (the “Assigned Interest”) in and to the Assignor’s rights and obligations under the Credit Agreement with respect to the Facilities contained in the Credit Agreement as are set forth on Schedule 1 hereto, in the principal amount for the Facilities as set forth on Schedule 1 hereto.
3.    The Assignor (a) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or with respect to the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto, other than that (i) the Assignor is the legal and beneficial owner of the Assigned Interest, (ii) the Assignor has full organizational power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iii) the interest being assigned by the Assignor hereunder is free and clear of any lien, encumbrance or other adverse claim; (b) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower, any of its respective Subsidiaries or any other obligor or the performance or observance by the Borrower, any of its respective Subsidiaries or any other obligor of any of their respective obligations under the Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto; and (c) attaches any Notes held by it evidencing the Facilities and (i) requests that the Administrative Agent, upon request by the Assignee, exchange the attached Notes, if any, for a new Note or Notes payable to the Assignee and (ii) if the Assignor has retained any interest in the Facilities, requests that the Administrative Agent exchange the attached Notes, if any, for a new Note or Notes payable to the Assignor, in each case in amounts which reflect the assignment being made hereby (and after giving effect to any other assignments which have become effective on the Assignment Effective Date).

4.    The Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Assumption and has full organizational power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements delivered pursuant to Section 5.1 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption; (c) agrees that it will, independently and without reliance upon the Assignor, the Agents or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Agents to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Agents by the terms thereof, together with such powers as are incidental thereto; (e) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender including, if it is organized under the laws of a jurisdiction outside the United States, its obligations pursuant to Section 4.10(g) of the Credit Agreement; (f) confirms that it satisfies the requirements set forth in Section 11.6(b) of the Credit Agreement; (g) represents and warrants that it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type; (h) if it is a Non‑U.S. Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to Sections 4.10(g) and 11.6(g) of the Credit Agreement, duly completed and executed by such Assignee; and (j) it is an “Eligible Assignee”.
5.    The effective date of this Assignment and Assumption shall be the Effective Date of Assignment and Assumption or the Trade Date described in Schedule 1 hereto (the “Assignment Effective Date”). Following the execution of this Assignment and Assumption, it will be delivered to the Administrative Agent for acceptance by it and recording by the Administrative Agent pursuant to the Credit Agreement, effective as of the Assignment Effective Date (which shall not, unless otherwise agreed to by the Administrative Agent, be earlier than five (5) Business Days after the date of such acceptance and recording by the Administrative Agent).
6.    Upon such acceptance and recording, from and after the Assignment Effective Date, the Administrative Agent shall make all payments under the Credit Agreement in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Assignment Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Assignment Effective Date. Notwithstanding the foregoing, the Administrative Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Assignment Effective Date to [the][the relevant] Assignee.

7.    From and after the Assignment Effective Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Assumption, have the rights and obligations of a Lender thereunder and under the other Loan Documents and shall be bound by the provisions thereof and (b) the Assignor shall, to the extent provided in this Assignment and Assumption, relinquish its rights and be released from its obligations under the Credit Agreement, (and, to the extent this Assignment and Assumption covers all of the Assignor’s rights and obligations under the Credit Agreement, the Assignor shall cease to be a party to the Credit Agreement but shall continue to be entitled to the benefits of Sections 4.9, 4.10, 4.11 and 11.5 of the Credit Agreement; provided, to the extent applicable, that the Assignor continues to comply with the requirements of Section 4.10(g) of the Credit Agreement).
This Assignment and Assumption shall be governed by and construed in accordance with the laws of the State of New York.
IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Assumption to be executed as of the date first above written by their respective duly authorized officers on Schedule 1 hereto.

Schedule 1 to
Assignment and Assumption
Name of Assignor: _________________
Name of Assignee: _________________
[Effective Date of Assignment and Assumption] [Trade Date]: ______________

Facility Assigned	Aggregate Amount of Commitment/Loans for all Lenders
Term B [Commitment/Loan]
[$__________]

Principal Amount Assigned	Commitment/Loans Percentage Assigned
$_____	___.______%

[Name of Assignee]	[Name of Assignor]
By: Name: Title:	By: Name: Title:

Accepted:
MORGAN STANLEY SENIOR FUNDING, INC.,
as Administrative Agent

By:	Name: Title:
[Consented To:]
[MICROSEMI CORPORATION,
as Borrower]

By:	Name: Title:
[MORGAN STANLEY SENIOR FUNDING, INC.,
as Administrative Agent]

By:	Name: Title:
[    ],
as Issuing Lender]

By:	Name: Title:
[MORGAN STANLEY SENIOR FUNDING, INC.,
as Swingline Lender]

By:	Name: Title: